                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 8-K/A
                                CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  June 15, 1999


                            HICKORY TECH CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


 Minnesota                            0-13721                41-1524393
------------------------------------------------------------------------------
(State or other jurisdiction       (Commission             (IRS Employer
of incorporation)                  File Number)            Identification No.)


      221 East Hickory Street, P.O. Box 3248, Mankato, MN      56002-3248
------------------------------------------------------------------------------
          (Address of principal executive offices)             (Zip code)


        Registrant's telephone number including area code (800) 326-5789

The only purpose of this amendment is to file certain financial statements and exhibits required by Item 7 to the Registrant's Current Report on Form 8-K dated and filed on June 15, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 1999


                                       HICKORY TECH CORPORATION


                                       By /s/ Robert D. Alton, Jr.
                                         ----------------------------
                                         Robert D. Alton, Jr., Chief
                                         Executive Officer


                                       By /s/ David A. Christensen
                                         ----------------------------
                                         David A. Christensen, Chief
                                         Financial Officer

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements and pro forma financial information are filed as part of this report:

     (a)  Financial Statements of Business Acquired

          PAGE McElroy Electronics Cellular Service Area Financial Statements:
          F-1  Report of Independent Accountants

          F-2  Balance Sheet as of December 31, 1998

          F-3  Statement of Operations for the Year Ended December 31, 1998

          F-4  Statement of Cash Flows for the Year Ended December 31, 1998

          F-5  Statement of Member's Equity for the Year Ended December 31, 1998

          F-6  Notes to Financial Statements

          F-9  Condensed Balance Sheet (Unaudited) as of May 31, 1999

          F-10 Condensed Statements of Operations (Unaudited) for the Five
               Months Ended May 31, 1999 and May 31, 1998

          F-11 Condensed Statements of Cash Flows (Unaudited) for the Five
               Months Ended May 31, 1999 and May 31, 1998

          F-12 Notes to Unaudited Condensed Financial Statements

     (b)  PF-1 Pro Forma Financial Information

          PF-2 Pro Forma Condensed Balance Sheet (Unaudited) as of May 31, 1999

          PF-3 Pro Forma Condensed Statement of Operations (Unaudited) for the
               Year Ended December 31, 1998

          PF-4 Pro Forma Condensed Statement of Operations (Unaudited) for the
               Five Months Ended May 31, 1999

          PF-5 Notes to Unaudited Pro Forma Condensed Financial Statements

REPORT OF INDEPENDENT ACCOUNTANTS


To the Members of Minneapolis Cellular Telephone Company, LLC


In our opinion, the accompanying balance sheet and the related statements of operations, cash flows and member's equity present fairly, in all material respects, the financial position of McElroy Electronics Cellular Service Area (the "Company") at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP


Minneapolis, Minnesota
August 6, 1999

MCELROY ELECTRONICS CELLULAR SERVICE AREA

BALANCE SHEET
DECEMBER 31,1998

                                   ASSETS

Current assets:
   Accounts receivable                                          $     32,552
   Prepaid expenses                                                    4,710
                                                                ------------

           Total current assets                                       37,262

Cellular plant and equipment, net                                  1,178,949
                                                                ------------
           Total assets                                         $  1,216,211
                                                                ------------
                                                                ------------

                      LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
   Accounts payable and accrued expenses                        $     54,000

Member's equity                                                    1,162,211
                                                                ------------
           Total liabilities and member's equity                $  1,216,211
                                                                ------------
                                                                ------------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MCELROY ELECTRONICS CELLULAR SERVICE AREA

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31,1998

Revenues                                                        $     85,264

Operating expenses:
   Cellular network maintenance                                      118,323
   Engineering and professional fees                                 303,000
   General and administrative                                          9,000
   Depreciation                                                      113,470
                                                                ------------
           Total operating expenses                                  543,793
                                                                ------------
Net loss                                                        $   (458,529)
                                                                ------------
                                                                ------------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MCELROY ELECTRONICS CELLULAR SERVICE AREA

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31,1998

Cash flows from operating activities:
   Net loss                                                     $   (458,529)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
     Depreciation                                                    113,470
     Changes in operating assets and liabilities
       Accounts receivable                                           (32,552)
       Prepaid expenses                                               (1,043)
       Accounts payable and accrued expenses                          19,133
                                                                ------------
           Net cash used in operating activities                    (359,521)
                                                                ------------
Cash flows from investing activities:
   Purchases of cellular plant and equipment                      (1,151,473)
                                                                ------------

Cash flows from financing activities:
   Capital contributions                                           1,563,706
   Distributions                                                     (52,712)
                                                                ------------
           Net cash provided by financing activities               1,510,994
                                                                ------------
Net change in cash                                                         -
Cash and cash equivalents, beginning of the year                           -
                                                                ------------
Cash and cash equivalents, end of the year                      $          -
                                                                ------------
                                                                ------------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MCELROY ELECTRONICS CELLULAR SERVICE AREA

STATEMENT OF MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31,1998

                                                   ALLOCATED
                                                    PAID-IN       CONTRIBUTED      ACCUMULATED
                                                    CAPITAL         CAPITAL          DEFICIT           TOTAL
                                                 ------------    ------------     ------------     ------------
Balance at January 1, 1998                       $   415,079     $         -      $  (305,333)     $   109,746
Capital contributions                              1,502,796               -                -        1,502,796
Distributions                                        (52,712)              -                -          (52,712)
Net loss for the period from
  January 1, 1998 to December 15, 1998                     -               -         (439,424)        (439,424)
Reorganization - December 15, 1998
  transfer of allocated paid-in capital
  to member's equity                              (1,865,163)      1,865,163                -                -
Capital contributions                                      -          60,910                -           60,910
Net loss for the period from
  December 16, 1998 to December 31, 1998                   -               -          (19,105)         (19,105)
                                                 -----------     -----------      -----------      -----------
Balances at December 31, 1998                    $         -     $ 1,926,073      $  (763,862)     $ 1,162,211
                                                 -----------     -----------      -----------      -----------
                                                 -----------     -----------      -----------      -----------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION AND NATURE OF BUSINESS

     BASIS OF PRESENTATION

     McElroy Electronics Corporation ("McElroy Electronics"), an S-Corporation under the Internal Revenue Code ("IRC"), was formed on May 10, 1957. On March 4, 1997, McElroy Electronics obtained a construction permit authorizing it to construct Cellular Radio Station KNKR320. On April 2, 1998, McElroy Electronics was issued the cellular radio license (the "License") to provide service to portions of the Minneapolis-St. Paul, Minnesota, Metropolitan Statistical Area ("MSA") 15A-2 (the "Market"), a portion of the Minneapolis-St. Paul, Minnesota MSA previously designated an "unserved area" by the Federal Communications Commission. Minneapolis Cellular Telephone Company, LLC (the "LLC") was formed on December 16, 1998 under the laws of the state of Minnesota. Under the Member Control agreement, McElroy Electronics has a 100% membership interest in the LLC and is responsible for the daily authority and conduct of the LLC's operations. Effective December 16, 1998, the McElroy Electronics transferred the License and all of the assets and liabilities relating to servicing the License to the LLC. The activity of McElroy Electronics related to servicing the License from January 1, 1998 to December 15, 1998, and the activity of the LLC from December 16, 1998 to December 31, 1998, represent the operations of the McElroy Electronics Cellular Service Area (the "Company").


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CELLULAR PLANT AND EQUIPMENT

     Cellular plant and equipment primarily consists of towers and cellular equipment and is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life for towers and cellular equipment is 15 and 5 years, respectively.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company estimates the future cash flows expected to result from operations, and if the sum of the expected undiscounted future cash flows is less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss by reducing the depreciated cost of the long-lived asset to its estimated fair value. To date, the Company has not recognized impairment on any long-lived assets.

     INCOME TAXES

     No provision has been recorded for federal and state income taxes since these taxes are the responsibility of McElroy Electronics' individual shareholders.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     OPERATING REVENUES

     Operating revenues consist of foreign roamer charges that are assessed to other cellular carriers when their customers use the Company's cellular network. The Company recognizes revenues as services are rendered. Revenues earned but unbilled at December 31, 1998 were $32,552 and are included in accounts receivable. During 1998, the Company distributed all cash received for these revenues to McElroy Electronics.

     CONTRIBUTED CAPITAL

     The Company has no employees. McElroy Electronics and outside contractors provide all cellular maintenance, administration, accounting and other services. McElroy Electronics allocates to the Company all expenses directly attributable to the Company's operations. These direct expenses were $421,323 in 1998. Additionally, McElroy Electronics allocates 5% of its management and administrative salaries, and 5% of certain general overhead expenses to the Company. The 5% allocation percentage is based on management's best estimate of management and employee time dedicated to the Company in relation to total time incurred. These allocated expenses were $9,000 in 1998. Since the commencement of operations, McElroy Electronics has funded the Company's expenses and capital additions. Accordingly, all amounts funded by McElroy Electronics have been recorded as capital contributions.

     MANAGEMENT ESTIMATES

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management has determined the carrying values of financial instruments, primarily accounts receivable and payable, approximate fair value.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

3.   CELLULAR PLANT

     Cellular plant consists of:

       Towers                                                   $   224,479
       Cellular equipment                                         1,067,940
                                                                -----------

                Total, at cost                                    1,292,419

       Less accumulated depreciation                               (113,470)
                                                                -----------
                Total, net                                      $ 1,178,949
                                                                -----------
                                                                -----------


4.   COMMITMENTS

     The Company leases cell site locations under operating leases. Rent expense totaled $49,028 for the year ended December 31, 1998.

     Future minimum rental payments required under these operating leases, which have an initial noncancelable lease term of more than one year, are as follows:

          1999                                                  $    80,659
          2000                                                       92,623
          2001                                                       88,956
          2002                                                       88,956
          2003                                                       88,126
                                                                -----------
           Total                                                $   439,320
                                                                -----------
                                                                -----------


5.   SALE AND LOAN ARRANGEMENT

     On December 22, 1998, the LLC entered into a Purchase and Sale agreement (the "Agreement") with Hickory Tech Corporation ("HTC") to sell the License and the related cellular plant to HTC, subject to a June 1, 1999 closing date. The Agreement also provided that HTC would assume responsibility for the construction and management of the cellular network from the date of the Agreement to the date of closing. Amounts paid by HTC to acquire cellular equipment and construct the network represented a loan from HTC to the LLC, which became due on the date of closing (the "HTC Loan"). The sale price was $37.5 million plus the amount of the HTC Loan. On the closing date, June 1, 1999, the HTC Loan balance was $4,028,812, and accordingly the total sale price was $41,528,812. HTC remitted $37.5 million of this amount in cash, and fulfilled the remaining $4,028,812 sale price by reducing the HTC Loan balance to $0.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                    MCELROY ELECTRONICS CELLULAR SERVICE AREA
                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                                        5/31/99
                                                      -----------
ASSETS
CURRENT ASSETS:
  Accounts receivable                                 $   90,102
  Prepaid expenses                                         4,084
                                                      ----------
  TOTAL CURRENT ASSETS                                    94,186


CELLULAR PLANT & EQUIPMENT, NET                        4,921,330
                                                      ----------
TOTAL ASSETS                                          $5,015,516
                                                      ----------
                                                      ----------

LIABILITIES & MEMBER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable                                    $      188
  Loan payable                                         4,028,812
                                                      ----------
  TOTAL CURRENT LIABILITIES                            4,029,000

MEMBER'S EQUITY:
  Capital contributions                                1,941,622
  Accumulated deficit                                   (955,106)
                                                      ----------
    TOTAL MEMBER'S EQUITY                                986,516
                                                      ----------
TOTAL LIABILITIES & MEMBER'S EQUITY                   $5,015,516
                                                      ----------
                                                      ----------


              The accompanying notes are an integral part of the
                        condensed financial statements.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                    MCELROY ELECTRONICS CELLULAR SERVICE AREA
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                          For Five Months Ended
                                         5/31/99          5/31/98
                                       -----------      -----------
OPERATING REVENUES                     $   159,146      $       204

EXPENSES
  Operating expenses                        87,959           47,818
  Depreciation                             262,431           42,818
                                       -----------      -----------
  TOTAL EXPENSES                           350,390           90,636
                                       -----------      -----------
NET LOSS                               $  (191,244)      $  (90,432)
                                       -----------      -----------
                                       -----------      -----------


              The accompanying notes are an integral part of the
                        condensed financial statements.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                    MCELROY ELECTRONICS CELLULAR SERVICE AREA
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                   For Five Months Ended
                                                  5/31/99          5/31/98
                                                -----------      -----------
Cash flows from operating activities:
    Net loss                                    $ (191,244)       $  (90,432)
    Adjustments to reconcile net loss to net
    Cash used in operating activities:             175,695            42,614
                                                ----------        ----------
    Net cash used in operating activities          (15,549)          (47,818)

Cash flows from investing activities:
    Payments for cellular plant and equipment            -        (1,044,319)

Cash flows from financing activities:
    Capital contributions                          117,145         1,092,137
    Distributions                                 (101,596)                -
                                                ----------        ----------
    Net cash provided by financing activities       15,549         1,092,137

Net change in cash and cash equivalents                  -                 -
                                                ----------        ----------
Cash and cash equivalents, beginning of period           -                 -
                                                ----------        ----------
Cash and cash equivalents, end of period        $        -        $        -
                                                ----------        ----------
                                                ----------        ----------

Non-cash transactions - During the period from January 1, 1999 through May 31, 1999, the Company financed $4,028,812 of cellular plant additions through a loan with Hickory Tech Corporation (see Note 2). Hickory Tech Corporation paid the vendors directly for these cellular plant additions.

              The accompanying notes are an integral part of the
                        condensed financial statements.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The preceding unaudited balance sheet, statements of operations and statements of cash flows contain all adjustments representing normal recurring items which are in the opinion of management necessary to present a fair statement of the financial position and results of operations and cash flows for the interim periods being reported.

1.   Basis of Presentation

     McElroy Electronics Corporation ("McElroy Electronics"), an S-Corporation under the Internal Revenue Code ("IRC"), was formed on May 10, 1957. On March 4, 1997, McElroy Electronics obtained a construction permit authorizing it to construct Cellular Radio Station KNKR320. On April 2, 1998, McElroy Electronics was issued the cellular radio license (the "License") to provide service to portions of the Minneapolis-St. Paul, Minnesota, Metropolitan Statistical Area ("MSA") 15A-2 (the "Market"), a portion of the Minneapolis-St. Paul, Minnesota MSA previously designated an "unserved area" by the Federal Communications Commission. Minneapolis Cellular Telephone Company, L.L.C. (the "LLC") was formed on December 16, 1998 under the laws of the state of Minnesota. Under the Member Control agreement, McElroy Electronics has a 100% membership interest in the LLC and is responsible for the daily authority and conduct of the LLC's operations. Effective December 16, 1998, McElroy Electronics transferred the License and all of the assets and liabilities relating to servicing the License to the LLC. The activity of McElroy Electronics related to servicing the License from January 1, 1998 to May 31, 1998, and the activity of the LLC from January 1, 1999 to May 31, 1999, represents the operations of the McElroy Electronics Cellular Service Area (the "Company").

2.   Sale and Loan Arrangement

     On December 22, 1998, the LLC entered into a Purchase and Sale agreement (the "Agreement") with Hickory Tech Corporation ("HTC") to sell the License and the related system assets to HTC, subject to a June 1, 1999 closing date. The Agreement also provided that HTC would assume responsibility for the construction and management of the cellular network from the date of the Agreement to the date of closing. Amounts paid by HTC to acquire cellular equipment and construct the network represented a loan from HTC to the LLC, which became due on the date of closing (the "HTC Loan"). The sale price was $37.5 million plus the amount of the HTC Loan. On the closing date, June 1, 1999, the HTC Loan balance was $4,028,812, and accordingly the total sale price was $41,528,812. HTC remitted $37.5 million of this amount in cash, and fulfilled the remaining $4,028,812 sale price by reducing the HTC Loan balance to $0.

3.   Other

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested these condensed financial statements be read in conjunction with the audited financial statements of McElroy Electronics Cellular Service Area as of December 31, 1998 and for the year then ended included herein.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                    HICKORY TECH CORPORATION AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On June 1, 1999, Hickory Tech Corporation (HTC) completed an asset purchase agreement with Minneapolis Cellular Telephone Company, LLC, an entity wholly owned by McElroy Electronics Corporation. The assets purchased are described in this document as McElroy Electronics Cellular Service Area (McElroy Cellular).

The unaudited pro forma condensed financial statements as of December 31, 1998 and for the five month period ended May 31, 1999 and year ended December 31, 1998 were prepared using the purchase method of accounting, assuming the acquisition occurred on the date of the balance sheet or as of January 1, 1998, the beginning of the most recent fiscal year, for purposes of the statements of operations. The pro forma adjustments are based upon currently available information and upon certain assumptions.

The unaudited pro forma condensed financial statements are provided for informational purposes only and are not necessarily indicative of the results of future operations or the future financial condition of HTC or the actual results of operations that would have been achieved had the acquisition of McElroy Cellular been consummated as of the beginning of the periods presented.

The pro forma adjustments are based on preliminary assumptions of the allocation of purchase price and are subject to substantial revision once appraisals, evaluations and other studies of the fair market value of McElroy Cellular assets and liabilities are completed. Accordingly, final purchase accounting adjustments may differ substantially from the pro forma adjustments presented herein.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                            HICKORY TECH CORPORATION
                        PRO FORMA CONDENSED BALANCE SHEET
                               AS OF MAY 31, 1999
                                   (UNAUDITED)
                                 (In thousands)

                                               Hickory Tech      McElroy Electronics      Pro Forma           Pro Forma
                                               Corporation      Cellular Service Area    Adjustments           Results
                                               ------------    ----------------------    -----------          ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                     $   8,190           $      --            $   (4,635)(a)       $  3,555
  Accounts receivable                              19,196                  90                (4,119)(a,b)       15,167
  Inventories                                       2,730                  --                    --              2,730
  Deferred tax benefit and other                    1,857                   4                    (4)(b)          1,857
                                                ---------           ---------            ----------           --------
  TOTAL CURRENT ASSETS                             31,973                  94                (8,758)            23,309

INVESTMENTS                                           779                  --                    --                779

PROPERTY, PLANT & EQUIPMENT, NET                   66,907               4,922                    --             71,829

INTANGIBLE ASSETS, NET                             65,049                  --                36,607 (c)        101,656

OTHER                                               3,504                  --                (2,865)(a)            639
                                                ---------           ---------            ----------           --------
TOTAL ASSETS                                    $ 168,212           $   5,016             $  24,984           $198,212
                                                ---------           ---------            ----------           --------
                                                ---------           ---------            ----------           --------

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                              $   6,194           $   4,029             $  (4,029)(b)       $  6,194
  Accrued interest                                    506                  --                    --                506
  Accrued taxes                                     4,425                  --                    --              4,425
  Advanced billings & deposits                      2,791                  --                    --              2,791
  Current maturities of long-term debt                683                  --                    --                683
                                                ---------           ---------            ----------           --------
  TOTAL CURRENT LIABILITIES                        14,599               4,029                (4,029)            14,599

LONG-TERM DEBT, NET OF CURRENT MATURITIES          74,256                  --                30,000 (a)        104,256

DEFERRED INCOME TAXES                               3,985                  --                    --              3,985

DEFERRED COMPENSATION AND OTHER                     2,548                  --                    --              2,548

SHAREHOLDERS' EQUITY:
  Common stock                                      1,374                  --                    --              1,374
  Additional paid-in capital                        3,149               1,942                (1,942)(d)          3,149
  Reinvested earnings                              68,301                (955)                  955 (d)         68,301
                                                ---------           ---------            ----------           --------
  TOTAL SHAREHOLDERS' EQUITY                       72,824                 987                  (987)            72,824
                                                ---------           ---------            ----------           --------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $ 168,212           $   5,016            $   24,984           $198,212
                                                ---------           ---------            ----------           --------
                                                ---------           ---------            ----------           --------

See accompanying notes to unaudited pro forma condensed financial statements.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                            HICKORY TECH CORPORATION
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)
                      (In thousands, except per-share data)

                                               Hickory Tech      McElroy Electronics      Pro Forma           Pro Forma
                                               Corporation      Cellular Service Area    Adjustments           Results
                                               ------------    ----------------------    -----------          ----------
OPERATING REVENUES
  Local exchange telephone                      $  48,352           $      --            $       --           $ 48,352
  Communications services                           9,538                  85                    --              9,623
  Billing/Data services                             7,962                  --                    --              7,962
  Communications products                          28,721                  --                    --             28,721
                                                ---------           ---------            ----------           --------
TOTAL OPERATING REVENUES                           94,573                  85                    --             94,658

COSTS AND EXPENSES
  Cost of sales                                    24,268                  --                    --             24,268
  Operating expenses                               35,888                 430 (i)                --             36,318
  Depreciation                                      8,021                 113                    --              8,134
  Amortization of intangibles                       1,704                  --                   915 (e)          2,619
                                                ---------           ---------            ----------           --------
TOTAL COSTS AND EXPENSES                           69,881                 543                   915             71,339
                                                ---------           ---------            ----------           --------
OPERATING INCOME                                   24,692                (458)                 (915)            23,319

OTHER INCOME                                        1,445                  --                    --              1,445
GAIN ON SALE OF ASSETS                              1,278                  --                    --              1,278
INTEREST EXPENSE                                   (4,596)                 --                (1,953)(f)         (6,549)
                                                ---------           ---------            ----------           --------
INCOME BEFORE INCOME TAXES                         22,819                (458)               (2,868)            19,493

INCOME TAXES                                        9,293                  --                (1,354)(g)          7,939
                                                ---------           ---------            ----------           --------
CONSOLIDATED NET INCOME                         $  13,526           $    (458)           $   (1,514)          $ 11,554
                                                ---------           ---------            ----------           --------
                                                ---------           ---------            ----------           --------
BASIC EARNINGS PER SHARE                        $    0.99                                                     $   0.85(h)
                                                ---------                                                     --------
DILUTED EARNINGS PER SHARE                      $    0.99                                                     $   0.84(h)
                                                ---------                                                     --------


See accompanying notes to unaudited pro forma condensed financial statements.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                            HICKORY TECH CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE FIVE MONTHS ENDED MAY 31, 1999
                                   (UNAUDITED)
                      (In thousands, except per-share data)

                                               Hickory Tech      McElroy Electronics      Pro Forma           Pro Forma
                                               Corporation      Cellular Service Area    Adjustments           Results
                                               ------------    ----------------------    -----------          ----------
OPERATING REVENUES
 Local exchange telephone                       $  20,558           $      --            $       --           $ 20,558
 Communications services                            6,047                 159                    --              6,206
 Billing/Data services                              1,843                  --                    --              1,843
 Communications products                            9,863                  --                    --              9,863
                                                ---------           ---------            ----------           --------
TOTAL OPERATING REVENUES                           38,311                 159                    --             38,470

COSTS AND EXPENSES
  Cost of sales                                     9,554                  --                    --              9,554
  Operating expenses                               15,711                  88 (i)                --             15,799
  Depreciation                                      3,612                 262                    --              3,874
  Amortization of intangibles                         810                  --                   381 (e)          1,191
                                                ---------           ---------            ----------           --------
TOTAL COSTS AND EXPENSES                           29,687                 350                   381             30,418
                                                ---------           ---------            ----------           --------
OPERATING INCOME (LOSS)                             8,624                (191)                 (381)             8,052

OTHER INCOME                                          762                  --                    --                762
GAIN ON SALE OF ASSETS                              9,207                  --                    --              9,207
INTEREST EXPENSE                                   (2,034)                 --                  (814)(f)         (2,848)
                                                ---------           ---------            ----------           --------
INCOME BEFORE INCOME TAXES                         16,559                (191)               (1,195)            15,173

INCOME TAXES                                        7,008                  --                  (564)(g)          6,444
                                                ---------           ---------            ----------           --------
CONSOLIDATED NET INCOME                         $   9,551           $    (191)           $     (631)          $  8,729
                                                ---------           ---------            ----------           --------
                                                ---------           ---------            ----------           --------
BASIC EARNINGS PER SHARE                        $    0.70                                                     $   0.64(h)
                                                ---------                                                     --------
DILUTED EARNINGS PER SHARE                      $    0.69                                                     $   0.63(h)
                                                ---------                                                     --------


              See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

HICKORY TECH CORP 8-K/A
------------------------------------------------------------------------------

                    HICKORY TECH CORPORATION AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     (a) To record the amount of cash and line of credit used to finance the acquisition. Total purchase price was $41.5 million, and consisted of the following:

          Cash paid  upon June 1, 1999 closing                   $  4,635
          Deposit remitted in 1998                                  2,865
          Amount financed with line of credit                      30,000
          Settlement of HTC Loan to McElroy Cellular                4,029
                                                                 --------
             Total                                               $ 41,529

     (b) To record the settlement of the HTC Loan to McElroy Cellular upon the purchase, and to eliminate McElroy Cellular assets not transferred to HTC upon the purchase.

     (c) To record the value of the cellular license acquired by HTC. HTC will amortize this license on a straight-line basis over a period of 40 years.

     (d)  To eliminate McElroy Cellular's equity balances.

     (e)  To record amortization expense on the cellular license acquired.

     (f) To increase interest expense by applying HTC's effective borrowing rate of 6.51% on the line of credit obtained to finance the acquisition.

     (g) To record the income tax benefit resulting from lower earnings due to increased amortization expense and interest expense.

     (h) Earnings per share is calculated using HTC's historical weighted average shares outstanding of 13,637,000 and fully diluted shares of 13,686,000 for the year ended December 31, 1998 and historical weighted average shares outstanding of 13,714,000 and fully diluted shares of 13,758,000 for the five month period ended May 31, 1999.

     (i) McElroy Electronics Corporation provided McElroy Cellular with general management and administrative services, and certain other services. These costs were allocated to McElroy Cellular using allocation methodologies which McElroy Electronics Corporation management believes represent McElroy Cellular's proportionate share of these costs. These allocated costs are included in this amount. HTC management believes they would have incurred similar costs at substantially the same amounts and accordingly, no pro forma adjustment has been made.